UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (April 10, 2023)

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2275 Research Boulevard, Suite 600, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
(301) 468-8848
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2023, Capital Bancorp, Inc. (the “Company”), the bank holding company for Capital Bank, N.A. (the “Bank”), announced the transition of Steve Poynot, the Bank’s current Executive Vice President and Chief Operating Officer, to the position of President of the Bank, to be effective Monday, April 17, 2023. In his new role, Mr. Poynot will have overarching responsibility for commercial banking production, credit and operations of the Bank, and he will report to the Chief Executive Officer of the Bank and the Company. He will also retain his role as Chief Operating Officer of the Bank. In connection with Mr. Poynot’s transition to this new role, the Bank’s current President and Chief Lending Officer, Scot R. Browning, will transition to President of Specialty & CRE Lending of the Bank, reporting to the President of the Bank. In his new role, Mr. Browning will continue to serve on internal loan committees, and have overall responsibility for CRE lending and new specialty lending lines of business. Mr. Browning will continue to serve as a director of the Company and the Bank. The Bank expects to hire a new Chief Lending Officer.

Mr. Poynot, 44, has served as Executive Vice President and Chief Operating Officer of the Bank since October 2022 and has over 25 years of experience in business development, data and financial analysis, risk management, strategic planning, operations and information management, and technology delivery. Prior to joining the Bank, Mr. Poynot served as Executive Vice President and Chief Operating Officer of F&M Trust from February 2022 to September 2022 and, prior to that, served Howard Bank in various roles for over 17 years, including time as Executive Vice President, Chief Information Officer and Chief Credit Officer.

There is no arrangement or understanding between Mr. Poynot and any other persons pursuant to which he was appointed as the Bank’s President, and there is no family relationship between Mr. Poynot and any directors or executive officers of the Company or the Bank. Mr. Poynot has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the transitions of roles within the Bank, on April 13, 2023, the Bank and each of Messrs. Poynot and Browning entered into an amendment to their respective employment agreement that provides that all references to such executive’s prior position and title have been replaced and such executive’s responsibilities have been revised (each an “Amendment”). The foregoing description of each Amendment does not purport to be complete and it is qualified in its entirety by reference to the respective Amendment that is attached hereto as Exhibit 10.1 and Exhibit 10.2 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated April 13, 2023, between Capital Bank, N.A. and Steven Poynot.

10.2	Amendment to Employment Agreement, dated April 13, 2023, between Capital Bank, N.A. and Scot R. Browning.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

By: /s/ Edward F. Barry
Name: Edward F. Barry
Title: Chief Executive Officer
April 13, 2023

3